UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2012 (January 5, 2012)

American Realty Capital Daily Net Asset Value Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-169821	27-3441614
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.               Completion of Acquisition or Disposition of Assets.

On January 5, 2012, American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company”) closed its acquisition of a fee simple interest in one freestanding, single-story Dollar General store located in Alorton, Illinois and a fee simple interest in one freestanding, single-story Family Dollar store located in Woodville, Mississippi for an aggregate contract purchase price of approximately $1.7 million, exclusive of closing costs.

Dollar General Store

On January 5, 2012, the Company closed its acquisition of a fee simple interest in one freestanding, single-story Dollar General store located in Alorton, Illinois. The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership. The seller of the property is DG Partners, LLC. The seller has no material relationship with the Company and the acquisition was not an affiliated transaction.

The property contains 9,100 rentable square feet and is 100% leased to Dolgencorp, Inc., a subsidiary of Dollar General Corp. (NYSE: “DG”). Dollar General Corp. has guaranteed the tenant’s obligations under the lease and has an investment grade credit rating as determined by major credit rating agencies. The lease commenced in November 2011 and has a 15-year term expiring in November 2026. The lease contains s fixed rental escalation of 3% beginning in year 11. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight line rental income for the initial lease term is $83,000, or approximately $9.11 per rentable square foot.

The purchase price of the property was approximately $1.0 million, exclusive of closing costs. The Company funded the acquisition of the property, exclusive of closing costs, with proceeds from the sale of its common stock. The Company may seek to obtain financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Family Dollar Store

On January 5, 2012, the Company closed its acquisition of a fee simple interest in one freestanding, single-story Family Dollar store located in Woodville, Mississippi. The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership. The seller of the property is Triple C Development, Inc. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Family Dollar Stores of Mississippi, Inc., which is a wholly-owned subsidiary of Family Dollar Stores, Inc. (NYSE: “FDO”). Family Dollar Stores, Inc. has guaranteed the tenant’s obligations under the lease and has an investment grade credit rating as determined by major credit rating agencies. The property consists of approximately 8,000 rentable square feet. The lease commenced in August 2010 and has a 11-year term expiring in June 2021. The lease contains no annual contractual rental escalations. The lease contains six renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent. The aggregate annualized straight line rental income for the properties is approximately $69,500, or approximately $8.69 per rentable square foot.

The purchase price of the property was approximately $0.7 million, exclusive of closing costs. The Company funded the acquisition of the property, exclusive of closing costs, with proceeds from the sale of its common stock. The Company may seek to obtain financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Item 8.01.               Other Events.

On January 6, 2012, the Company announced that on January 5, 2012, it broke escrow and issued shares of common stock to its initial investors who were admitted as stockholders, including American Realty Capital II, LLC, the Company’s sponsor, which purchased $2.0 million of the Company’s retail shares at a purchase price of $9.00 per share.. The Company will not accept subscriptions from residents of Pennsylvania until it has received aggregate subscriptions of at least $75 million.

A copy of the press release announcing the escrow break is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessee of the Dollar General store described under Item 2.01 of this Current Report on Form 8-K.

Dollar General Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corp. are taken from such filings:

	For the 39 weeks ended	Year Ended
(Amounts in Thousands)	October 28, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Statements of Income
Net sales	$10,622,115	$13,035,000	$11,796,380	$10,457,668
Operating profit	982,564	1,274,065	953,258	580,486
Net income	474,175	627,857	339,442	108,182

	October 28, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,735,882	$9,546,222	$8,863,519	$8,889,199
Long-term obligations	2,721,061	3,287,070	3,399,715	4,122,956
Total liabilities	5,181,870	5,491,743	5,473,221	6,057,504
Total shareholders’ equity	4,554,012	4,054,479	3,390,298	2,831,695

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessee of the Family Dollar store described under Item 2.01 of this Current Report on Form 8-K.

Family Dollar Stores, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Family Dollar Stores, Inc. are taken from such filings:

	Quarter
	Ended	Year Ended
	November 26,	August 27,	August 28,	August 30,
	2011	2010	2010	2009
(Amounts in Thousands)	(Unaudited)	(Audited)	(Audited)	(Audited)
Consolidated Condensed Statements of Income
Net sales	$2,148,287	$8,547,835	$7,866,971	$7,400,606
Operating profit	134,910	638,072	575,598	457,269
Net income	80,350	388,445	358,135	291,266

	November 26, 2011 (Unaudited)	August 27, 2010 (Audited)	August 28, 2010 (Audited)	August 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$3,121,151	$2,996,205	$2,968,145	$2,877,802
Long-term debt	516,207	532,370	250,000	250,000
Total liabilities	1,973,450	1,909,131	1,546,591	1,437,742
Total shareholders’ equity	1,147,701	1,087,074	1,421,554	1,440,060

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated January 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

Date: January 9, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors